UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2009
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – REGISTRARNT’S BUSINESS AND OPERATIONS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2009 Stock Option Plan

Effective August 21, 2009, the Board of Directors of Canyon Copper Corp. (the “Company”) adopted the Company’s 2009 Stock Option Plan (the "2009 Stock Option Plan"). The purpose of the 2009 Stock Option Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

A total of 7,800,000 shares of the Company’s common stock are available for issuance under the 2009 Stock Option Plan. However, under the terms of the 2009 Stock Option Plan, at any time after October 1, 2009, the authorized number of shares available under the 2009 Stock Option Plan may be increased by the Company's Board of Directors, provided that the total number of shares issuable under the 2009 Stock Option Plan cannot exceed 10% of the total number of shares of common stock outstanding.

The 2009 Stock Option Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the 2009 Stock Option Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the 2009 Stock Option Plan must be approved by the stockholders of the Company within 12 months of its adoption. The 2009 Stock Option Plan has not been approved by the Company’s stockholders. Non-qualified stock options granted under the 2009 Stock Option Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The above description of the 2009 Stock Option Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2009 Stock Option Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Options under the 2009 Stock Option Plan

On August 21, 2009, the Company issued non-qualified stock options to purchase a total of 3,950,000 shares of common stock to various employees, officers, directors and consultants of the Company pursuant to the 2009 Stock Option Plan. Each of the options was granted with an exercise price of $0.10 per share. Included in the option grants were the following options, issued to the Company’s officers and directors:

	Total	Exercise
	Number of Shares	Price
Name	Subject to Options	Per Share	Expiration Date

Anthony R. Harvey CEO, Chairman & Director	1,200,000	$0.10	August 20, 2014

Benjamin Ainsworth President, Secretary & Director	600,000	$0.10	August 20, 2014

Kurt Bordian Chief Financial Officer	500,000	$0.10	August 20, 2014

James Yates Director	400,000	$0.10	August 20, 2014

Andrew Malim Director	400,000	$0.10	August 20, 2014

Bryan Wilson Director	300,000	$0.10	August 20, 2014

Milton Datsopoulos Director	300,000	$0.10	August 20, 2014

Suspension and/or Termination of Previous Stock Option Plans

On August 21, 2009, prior to the adoption of the 2009 Stock Option Plan, the Board of Directors of the Company decided to suspend and/or terminate the following previous stock option plans in order to limit the number of shares that may be optioned by the Company:

(a)

suspend the granting of new options under the 2004 Non-Qualified Stock Option Plan dated June 17, 2004, as amended on April 6, 2005, (the “2004 Stock Option Plan”). The Board of Directors also decided that the 2004 Stock Option Plan will terminate once all existing options granted have been exercised, expired or otherwise terminated;

(b)	terminate the 2006 Stock Incentive Plan dated April 5, 2006 as all options have expired or otherwise been terminated; and

(c)

suspend the granting of new options under the 2007 Stock Incentive Plan dated December 3, 2007 (the “2007 Stock Incentive Plan”). The Board of Directors also decided that the 2007 Stock Incentive Plan will terminate once all existing options granted have been exercised, expired or otherwise terminated.

SECTION 7 – REGULATION FD

ITEM 7.01          REGULATION FD DISCLOSURE

Also on August 21, 2009, the Company issued non-qualified stock options to purchase 150,000 shares of common stock to a consultant of the Company. These options were not issued pursuant to the 2009 Stock Option Plan. The options are exercisable at a price of $0.10 per share and expire on August 20, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits

Exhibit Number	Description of Exhibit

10.1	2009 Stock Option Plan.

10.2	Form of Non-Qualified Stock Option Agreement between Canyon Copper Corp. and Directors and Officers.

99.1	News Release dated August 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: August 21, 2009
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer

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